Exhibit 10.1.
AMENDMENT OF EMPLOYMENT AGREEMENT
     WHEREAS, Stephen J. Gurgovits (the “Executive”) entered into an employment agreement (the “Employment Agreement”) with F.N.B. Corporation and First National Bank of Pennsylvania (collectively, the “Employers”), dated as of December 31, 2005; and
     WHEREAS, the Executive and the Employers now desire to amend the Employment Agreement;
     NOW, THEREFORE, pursuant to Section 10 of the Employment Agreement, the Employers and the Executive, intending to be legally bound hereby, mutually agree to substitute the following for Section 3(b) of the Employment Agreement, effective as of January 1, 2006:
     “(b) The Employers agree that the Executive shall receive two separate forms of annual bonus in respect of the services to be rendered by the Executive for each year of the Term, payable in cash, as follows:
     (i) An annual, non-discretionary bonus of one hundred thousand dollars ($100,000) provided the Executive is employed on December 31, 2006; and
     (ii) An annual performance-based bonus in such amount as may be determined by the Board in its sole discretion based on the performance of the Employers and the contributions of the Executive to such performance, in accordance in all material respects with applicable policies of the Employers relating to incentive compensation for executive officers.
The Employers intend that the bonus payments will be made at the same time as bonuses are paid to other executive officers of the Employers, within 2 1/2 months of the close of the Employers’ fiscal years, but in no event later than the end of subsequent calendar year. In the event that payments are not made within 2 1/2 months of the close of the Employers’ fiscal years, it is the Employers’ intent that this Agreement be construed in a manner consistent with Code Section 409A.”
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment this 13 date of December 2006.

F.N.B. Corporation

/s/ Stephen J. Gurgovits

By:	/s/ Brian F. Lilly	Stephen J. Gurgovits

Brian F. Lilly Chief Financial Officer

First National Bank of Pennsylvania

By:	/s/ Gary J. Roberts

Gary J. Roberts President & CEO